Exhibit 99.1

TILRAY BRANDS ANNOUNCES AT-THE-MARKET PROGRAM TO FUND STRATEGIC AND ACCRETIVE ACQUISITIONS AND ACCELERATE EXPANSION PLAN UPON U.S. CANNABIS RESCHEDULING WHEN EFFECTIVE

LEAMINGTON, ON – May 17, 2024 — Tilray Brands, Inc. (“Tilray Brands” or the “Company”) (Nasdaq | TSX: TLRY), a leading global lifestyle and consumer packaged goods company inspiring and empowering the worldwide community to live their very best life, announced today that it has filed a prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”), under which it may offer and sell shares of its common stock (“Common Stock”) having an aggregate offering value of up to $250 million from time to time through an at-the-market equity program (“ATM Program”).

The Company has entered into an equity distribution agreement with TD Securities (USA) LLC (“TD Securities”) and Jefferies LLC (“Jefferies”). Pursuant to the equity distribution agreement, TD Securities and Jefferies may sell the Company’s Common Stock in transactions that are deemed an “at-the-market offering” defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Global Select Market. The timing and amount of any such sales will be determined by a variety of factors considered by the Company. Sales may be made at market prices prevailing at the time of a sale or at prices related to prevailing market prices. As a result, sales prices may vary.

The Company currently intends to use the net proceeds from the ATM Program, if any, to fund strategic and accretive acquisitions or investments in businesses, including potential acquisitions of assets in the U.S. and internationally in order to capitalize on expected regulatory advancements or expansion opportunities.  The Company does not currently intend to use the net proceeds from the ATM Program for general working capital purposes.

A registration statement on Form S-3 (File No. 333-267788) was filed with the SEC on October 7, 2022 and became effective automatically upon filing. A prospectus supplement and accompanying prospectus relating to the ATM Program was filed with the SEC on May 17, 2024. Prospective investors should read the prospectus supplement and accompanying prospectus, together with the documents incorporated by reference therein. Prospective investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, a copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, by telephone at (855) 495-9846 or by email at TD.ECM_Prospectus@tdsecurities.com or Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Tilray Brands

Tilray Brands, Inc. (Nasdaq | TSX: TLRY), is a leading global lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people’s lives for the better – one person at a time. Tilray Brands delivers on this mission by inspiring and empowering the worldwide community to live their very best life and providing access to products that meet the needs of their mind, body, and soul while invoking wellbeing. Patients and consumers trust Tilray Brands to deliver a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray Brands’ unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on how we open a world of wellbeing, visit www.Tilray.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements in this press release include, but are not limited to, the anticipated use of proceeds and any and all underlying assumptions and other statements that are other than statements of historical fact.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a detailed discussion of these risks and other factors, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports filed with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

For further information:

Tilray Brands
Media: News@tilray.com
Investors: Investors@tilray.com